                                                                      EXHIBIT 25
      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

New York                                           13-4994650
(State of incorporation                         (I.R.S. employer
if not a national bank)                        identification No.)

270 Park Avenue
New York, New York                                     10017
(Address of principal executive offices)            (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                                  Salomon Inc.
              (Exact name of obligor as specified in its charter)

Delaware                                           22-1660266
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                 identification No.

Seven World Trade Center
New York, New York                                     10048
(Address of principal executive offices)            (Zip Code)

                  ____________________________________________
                          6 3/4% Senior Notes Due 2006
                      (Title of the indenture securities)
             _____________________________________________________

                                    GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

       Yes.


Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.   List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

      6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20TH day of JANUARY, 1994.


                                   CHEMICAL BANK



                                   By /s/ T. C. Knight                         .
                                      ------------------------------------------
                                          T. C. Knight
                                          Assistant Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

           at the close of business September 30, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                       DOLLAR AMOUNTS
            ASSETS                                       IN MILLIONS
Cash and balances due from depository institutions:
 Noninterest-bearing balances and
 currency and coin............................            $  5,291
 Interest-bearing balances....................               4,658
Securities....................................              20,620
Federal Funds sold and securities purchased
 under agreements to resell in domestic offices
 of the bank and of its Edge and Agreement
 subsidiaries, and in IBF's:
 Federal funds sold...........................               1,706
 Securities purchased under agreements to
  resell......................................                 434
Loans and lease financing receivables:
 Loans and leases, net of unearned income                 $ 63,249
 Less: Allowance for loan and lease losses                   2,197
 Less: Allocated transfer risk reserve........                 181
                                                          --------
 Loans and leases, net of unearned income,
 allowance, and reserve.......................              60,871
Assets held in trading accounts...............               6,747
Premises and fixed assets (including
 capitalized
 leases)......................................               1,132
Other real estate owned.......................                 786
Investments in unconsolidated subsidiaries and
 associated companies.........................                 116
Customer's liability to this bank on
 acceptance
 outstanding..................................               1,231
Intangible assets.............................                 504
Other assets..................................               6,894
TOTAL ASSETS..................................            $110,990
                                                          ========


                                  LIABILITIES



Deposits
 In domestic offices...................................... $ 50,535
 Noninterest-bearing .........................$ 17,241
 Interest-bearing ............................  33,294
                                              --------
 In foreign offices, Edge and Agreement subsidiaries,
 and IBF's................................................   23,545
 Noninterest-bearing .........................$   136
 Interest-bearing ............................ 23,409
                                              -------
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
 of its Edge and Agreement subsidiaries, and in IBF's
 Federal funds purchased..................................    9,006
 Securities sold under agreements to repurchase...........      685
Demand notes issued to the U.S. Treasury..................    1,502
Other Borrowed money......................................    8,152
Mortgage indebtedness and obligations under capitalized
 leases...................................................       18
Bank's liability on acceptances executed and outstanding      1,249
Subordinated notes and debentures.........................    3,350
Other liabilities.........................................    5,267

TOTAL LIABILITIES.........................................  103,309
                                                           --------

                                 EQUITY CAPITAL

Common stock.........................................       620
Surplus..............................................     4,501
Undivided profits and capital reserves...............     2,565
Cumulative foreign currency translation adjustments..        (5)

TOTAL EQUITY CAPITAL.................................     7,681

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL.........................  $110,990
                                                       ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


                    JOHN F. McGILLICUDDY    )
                    WALTER V. SHIPLEY       )DIRECTORS
                    EDWARD D. MILLER        )